Exhibit 99.1

Seelos Therapeutics Announces Closing of $7.0 Million Registered Direct Offering

NEW YORK, September 9, 2020 /PRNEWSWIRE/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company, announced today that it has closed its previously announced registered direct offering to certain institutional investors of 8,865,000 shares of common stock at a price of $0.79 per share. The Company also closed its previously announced concurrent private placement to the investors of unregistered warrants to purchase up to 6,648,750 shares of common stock. The warrants have an exercise price of $0.84 per share of common stock, will be exercisable six months from the date of issuance and will expire five years following the initial date of exercise.

After deducting the placement agent's fees and offering expenses, the Company received net proceeds of approximately $6.2 million. Seelos intends to use the net proceeds from the offering for general corporate purposes and to advance the development of its product candidates.

Roth Capital Partners acted as the sole placement agent for the offering.

A shelf registration statement on Form S-3 (File No. 333-221285) relating to the shares of common stock issued in the registered direct offering was previously filed with the Securities and Exchange Commission (the "SEC") on November 2, 2017, amended on December 1, 2017 and declared effective by the SEC on December 7, 2017. Such shares were offered only by means of a prospectus. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering has been filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, by calling (800) 678-9147 or by e-mail at rothecm@roth.com.

The unregistered warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare disorders. The Company's robust portfolio includes several late-stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York, New York. For more information, please visit our website: http://seelostherapeutics.com, the content of which is not incorporated herein by reference.

Forward-looking Statements:

This press release contains forward-looking statements related to Seelos Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Seelos' expectations regarding the anticipated use of proceeds from the offering and other matters that are described in Seelos' most recent periodic reports filed with the Securities and Exchange Commission, including Seelos' Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and the prospectus supplement related to the registered direct offering filed with the SEC on September 8, 2020, including risks and uncertainties associated with general economic and market conditions and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and Seelos disclaims any intent or obligation to update these forward-looking statements except as required by law.

Contact Information:
Anthony Marciano
Head of Corporate Communications
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Ave., 12th Fl
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
www.seelostherapeutics.com
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos